                                                                    EXHIBIT 99.2



REVOCABLE PROXY

                              CNB BANCSHARES, INC.
              SPECIAL MEETING OF SHAREHOLDERS -- October 14, 1999

                     THIS PROXY IS SOLICITED BY THE BOARD OF
                        DIRECTORS OF CNB BANCSHARES, INC.

         The undersigned shareholder of CNB Bancshares, Inc., an Indiana corporation ("CNB"), hereby appoints H. Lee Cooper III, James J. Giancola, David
L. Knapp and John R. Spruill, and any of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Common Stock of CNB which the undersigned is entitled to vote at the Special Meeting of Shareholders of CNB (the "Special Meeting") to be held at CNB's executive offices, located at 20 N.W. Third Street, Evansville, Indiana 47739, on October 14, 1999, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, on the following:

1. Proposal to adopt and approve an Affiliation Agreement, dated June 16, 1999, by and between Fifth Third Bancorp, an Ohio corporation, and CNB Bancshares, Inc., an Indiana corporation, providing for the merger of CNB Bancshares with and into Fifth Third.

                         [_] FOR [_] AGAINST [_] ABSTAIN

2. In their discretion, upon such other matters as may properly come before the Special Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED
ABOVE.

         This Proxy may be revoked by the undersigned at any time before it is exercised by (1) written notice to the Corporate Secretary of CNB Bancshares,
(2) executing and delivering to CNB Bancshares a later dated Proxy prior to a vote being taken at the Special Meeting on the Proposal, or (3) attending the Special Meeting and voting in person.

(Back side)

         The undersigned hereby ratifies and confirms all that said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the Special Meeting and the Joint Proxy Statement/Prospectus accompanying it.

Dated: _____________ , 1999.            SIGN HERE:

                                        ----------------------------------------

                                        ----------------------------------------
                                        Please insert date of signing. Sign
                                        exactly as name appears at left. Where
                                        stock is issued in two or more names,
                                        all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.